UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

HORIZON FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Washington	0-27062	91-1695422
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Cornwall Avenue, Bellingham, Washington		98225
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code): (360) 733-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 20, 2008 Horizon Financial Corp. announced today that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (SEC). When declared effective by the SEC, the shelf registration statement will allow the Company to raise capital from time to time, up to an aggregate of $100 million, through the sale of common and preferred stock, debt securities, trust preferred securities and other securities. For more information regarding this matter, see the press release and additional financial information attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)            Exhibits

99.1          Press Release of Horizon Financial Corp. dated November 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HORIZON FINANCIAL CORP.

Date: November 20, 2008	By:	/s/ Richard P. Jacobson
Richard P. Jacobson
Chief Executive Officer

Exhibit 99.1

Press Release dated November 20, 2008

CONTACTS: V. Lawrence Evans, Chairman Rich Jacobson, CEO Dennis Joines, President & COO Greg Spear, CFO 360.733.3050	NEWS RELEASE

HORIZON FINANCIAL ANNOUNCES FILING OF FORM S-3 SHELF REGISTRATION STATEMENT

BELLINGHAM, WA – November 20, 2008 – Horizon Financial Corp. (NASDAQ-GS: HRZB) announced today that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (SEC). When declared effective by the SEC, the shelf registration statement will allow the Company to raise capital from time to time, up to an aggregate of $100 million, through the sale of common and preferred stock, debt securities, trust preferred securities and other securities. Specific terms and prices will be determined at the time of each offering under a separate prospectus supplement, which will be filed with the SEC at the time of the offering.

“We believe it is important in these uncertain times to be proactive if the need arises to have the flexibility to raise capital,”  Rich Jacobson, CEO of Horizon said,  “The shelf registration is simply another preliminary  step in our strategic consideration to position Horizon to take advantage of potential opportunities.”

The registration statement on Form S-3 filed with the SEC has not yet become effective. Securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This news release does not constitute an offer to sell, or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of that state or jurisdiction. Any offer of securities covered by the registration statement will be made solely by means of a prospectus included in the registration statement and a prospectus supplement with respect to such offering.

Horizon Financial Corp. is a bank holding company headquartered in Bellingham, Washington.  Its primary subsidiary, Horizon Bank, is a state-chartered commercial bank that operates 19 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce counties, Washington.

Safe Harbor Statement:  Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially.  Such risks and uncertainties include: the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs,  results of examinations by our banking regulators, our ability to manage loan delinquency rates, the ability to successfully expand existing relationships, deposit pricing and the ability to gather low-cost deposits, success in new markets and expansion plans, expense management and the ability to maintain a low efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, the local and national economic environment, maintaining regulatory capital levels, and other risks and uncertainties discussed from time to time in Horizon Financial’s filings with the Securities and Exchange Commission (“SEC”).  Accordingly, undue reliance should not be placed on forward-looking statements.  These forward-looking statements speak only as of the date of this release.  Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.   Investors are encouraged to read the SEC report of Horizon, particularly its Form 10-K for the fiscal year ended March 31, 2008, for meaningful cautionary language discussion why actual results may vary from those anticipated by management.

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